UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2017

Ominto, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 307, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 362-2393

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 31, 2017, upon the recommendation of the Audit Committee of Ominto, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company determined that the condensed consolidated financial statements for (i) the quarter ended December 31, 2016, included in the Company’s Quarterly Report on Form 10-Q filed on February 14, 2017 (the “ Q1 Report”) and (ii) the quarter ended March 31, 2017, included in the Company’s Quarterly Report on Form 10-Q filed on May 16, 2017 (the “ Q2 Report” and together with the Q1 Report, the “Reports”) should no longer be relied upon.

The Board based its determination not to rely upon the financial statements contained in the Reports on the financial impact of treasury stock involved in the Company’s December 2016 share exchange agreement with Lani Pixels, on certain sales incentives made in the form of equity awards to non-employees and on other equity issuances made to employees.

The Audit Committee has discussed the errors in the Reports with the Company’s independent auditors, Friedman, LLP and determined that such errors were material. As a result, the Company has decided to file amendments to the Reports in which the financial statements contained therein will be restated as soon as practicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMINTO, INC.
Date: November 6, 2017
	By:	/s/ Raoul Quijada
Raoul Quijada, Chief Financial Officer

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